Pruco Life Insurance Company and Subsidiaries
   Schedule I - Summary of Investments - Other than Investments in Affiliates
                                December 31, 1994

                                   ($000's)


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                                                                                                                        Amount
                                                                                                                        at which
                                                                                                                        shown on
                                                                                              Market                   the Balance
                      Type of investment                                Cost                   Value                     Sheet
                  --------------------------                       -------------         --------------            ----------------
Fixed Maturities:

      Bonds:

             United States Government and government
                  agencies and authorities...............         $      600,992          $     576,601            $        600,992
             Foreign governments.........................                 86,027                 85,791                      86,027
             Public Utilities............................                174,687                174,972                     174,687
             All other corporate bonds...................              1,783,448              1,756,651                   1,783,448
             Redeemable preferred stock..................                  2,161                  2,157                      2,161
                                                                  --------------          -------------            ----------------
                  Total fixed maturities................               2,647,315              2,596,172                   2,647,315
                                                                  --------------          -------------            ----------------

Equity Securities:

      Common Stock............................                             4,531                  2,765                       2,765
      Nonredeemable preferred stock...........                               903                    561                         561
                                                                  --------------         --------------            ----------------
                  Total equity securities.............                     5,434                  3,326                       3,326


Mortgage loans on real estate.................                            71,919                 XXXXXX                      71,919
Real Estate...................................                             7,189                 XXXXXX                       7,189
Policy Loans..................................                           493,862                 XXXXXX                     493,862
Other long-term investments...................                             4,044                 XXXXXX                       4,044
Short-term investments........................                           191,455                 XXXXXX                     191,455
                                                                  --------------                                   ----------------
                  Total investments...........                    $    3,421,218                                   $      3,419,110
                                                                  ==============                                   ================
                                      II-11

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